UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Stock	BLFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, the Board of Directors of BioLife Solutions, Inc. (the “Company”) approved Amended and Restated Executive Employment Agreements (the “Amended Employment Agreements”) with each of Troy Wichterman, Chief Financial Officer, and Karen Foster, Senior Vice President and Chief Quality Officer, in order to amend certain terms of each of Mr. Wichterman’s and Ms. Foster’s existing executive employment agreements, dated November 4, 2021 and December 1, 2020, respectively, and each as amended (collectively, the “Existing Employment Agreements”), to align the severance benefits to be provided in connection with an involuntary termination with the severance benefits provided to our other executive officers.

Specifically, each Amended Employment Agreement revised the applicable Existing Employment Agreement to provide for severance payments equal to twelve (12) months (instead of nine (9) months, in the case of Mr. Wichterman, and instead of six (6) months, in the case of Ms. Foster) of the executive’s base salary and COBRA premiums in the event that the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the applicable Amended Employment Agreement). In addition, each Amended Employment Agreement incorporates an amendment to the applicable Existing Employment Agreement, which became effective on January 3, 2023 and provided that double trigger severance benefits would be provided in the event the executive’s employment is terminated by the Company or by the executive for “good reason”, in either case, within 12 months following a change in control of the Company. The Amended Employment Agreements also state the executives’ current base salaries for 2023, which are $472,000 and $382,000 for Mr. Wichterman and Ms. Foster, respectively. The remaining terms and conditions of the Existing Employment Agreements, the material terms of which are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023 (which descriptions are incorporated herein by reference), were not changed by the Amended Employment Agreements.

The foregoing summary of the Amended Employment Agreements is not complete and is qualified in its entirety by the underlying Amended Employment Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: June 6, 2023	By:	/s/ Michael Rice
Name: Michael Rice Title: Chief Executive Officer